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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Mattress Holding Corp on Form S-1 of our report dated August 12, 2005 on the financial statements of Elite Management Team, Inc., and to the reference to us under the heading "Experts" in the prospectus.

                      /s/ Crowe Chizek and Company LLC
                      Crowe Chizek and Company LLC

Oak Brook, Illinois
September 1, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM